UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2024

Biora Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39334	27-3950390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4330 La Jolla Village Drive, Suite 300
San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 727-2841

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOR	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement

On July 1, 2024, Biora Therapeutics, Inc. (the “Company”) entered into the Equity Distribution Agreement, dated July 1, 2024 (the “Sale Agreement”), with Canaccord Genuity LLC and H.C. Wainwright & Co., LLC (each an “Agent” and collectively the “Agents”), pursuant to which the Company may offer and sell from time to time up to $90,000,000 of shares of the Company’s common stock, par value $0.001 (the “Shares”), through the Agents. The offering and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-279539) (the “Registration Statement”), which was originally filed with the Securities and Exchange Commission (“SEC”) on May 20, 2024 and declared effective by the SEC on May 31, 2024, the base prospectus contained within the Registration Statement, and a prospectus supplement that was filed with the SEC on July 1, 2024. Due to the offering limitations applicable to the Company under General Instruction I.B.6. of Form S-3 and its public float as of the date of the prospectus supplement, and in accordance with the terms of the Sale Agreement, the Company is offering shares of its common stock having an aggregate gross sales price of up to $6,000,000. If its public float increases such that the Company may sell additional amounts under the Sale Agreement and the registration statement, the Company will file another prospectus supplement prior to making additional sales.

Sales of the Shares, if any, pursuant to the Sale Agreement, may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through The Nasdaq Global Market or on any other existing trading market for the Company’s common stock. The Company has no obligation to sell any of the Shares under the Sale Agreement, and may at any time suspend offers under the Sale Agreement or terminate the Sale Agreement. Each Agent will act as a sales agent and will use commercially reasonable efforts to sell on the Company’s behalf all of the Shares requested to be sold by the Company, consistent with its normal trading and sales practices, on mutually agreed terms between each Agent and the Company. The Company currently intends to use the proceeds of the offering, if any, to support operations, advance the Company’s BT-600 clinical program, make further investments in the development of the Company’s oral biotherapeutics platforms, and for working capital and general corporate purposes.

The Sale Agreement contains customary representations, warranties and agreements by the Company, as well as indemnification obligations of the Company for certain liabilities under the Securities Act. Under the terms of the Sale Agreement, the Company will pay each Agent a commission of up to 3.0% of the gross proceeds of Shares sold pursuant to the Sale Agreement. In addition, the Company has agreed to reimburse certain expenses incurred by each Agent in connection with the offering. The Sale Agreement may be terminated by each Agent or the Company at any time upon notice to the other party, as set forth in the Sale Agreement, or by each Agent at any time in certain circumstances, including the occurrence of a material and adverse change in the Company’s business or financial condition that may materially impair each Agent’s ability to sell the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Gibson, Dunn & Crutcher LLP, counsel to the Company, has issued an opinion to the Company, dated July 1, 2024, regarding the validity of the Shares. A copy of the opinion is filed herewith as Exhibit 5.1.

The description of the material terms of the Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the Sale Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated July 1, 2024, by and between Biora Therapeutics, Inc., Canaccord Genuity LLC and H.C. Wainwright & Co., LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biora Therapeutics, Inc.

Date: July 1, 2024	By:	/s/ Eric d’Esparbes
	Name:	Eric d’Esparbes
	Title:	Chief Financial Officer